UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2026

Nuo Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-28443	23-3011702
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 190, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

(346) 396-4770
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2026, Nuo Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with four lenders (collectively, the “Lenders”). The Loan Agreement provides for loans in an aggregate principal amount of up to $1.6 million with (a) $1.0 million funded on the initial closing date (the “Initial Funding”) and (b) $600 thousand to be funded, if requested in advance by the Company and subject to closing conditions, on September 30, 2026 (the “Second Funding”). The closing of the Initial Funding occurred on January 23, 2026.

The Company intends to use the funding proceeds under the Loan Agreement for general working capital purposes.

The Lenders include Scott M. Pittman, a member of the Board of Directors of the Company and a more than 10% beneficial owner of the Company’s common stock, and Paul Anthony Jacobs, a more than 5% beneficial owner of the Company’s common stock. Mr. Pittman loaned $200,000 in the Initial Funding and committed to loaning $210,000 in a Second Funding, if any. Mr. Jacobs loaned $300,000 in the Initial Funding and did not commit to loaning additional funds in a Second Funding. The other Lenders consist of an affiliate of an existing distributor of the Company’s Aurix product and a third party unaffiliated with the Company.

At the closing of the Initial Funding, the Company issued a Secured Promissory Note (each, an “Initial Note”) to each of the Lenders and upon any Second Funding, the Company will issue an additional Secured Promissory Note (each, if any, a “Second Note”). The Initial Note bears interest at an annual rate of 10%. If the Company requests a Second Funding, the Second Note will bear interest at an annual rate of 12% and the interest rate of the Initial Note will also increase to an annual rate of 12% upon the Second Funding.

The maturity date of the Initial Note and any Second Note is December 31, 2028 (the “Maturity Date”).

Interest on the Initial Note and, if any, the Second Note (together, the “Notes”) will be payable in Interest Warrants as described below, and not in cash. Interest on the Notes will be payable and issued at the Maturity Date (or earlier upon certain prepayments as described below). Interest on the Notes will accrue on a quarterly calendar basis without regard to partial quarters.

The Notes are interest only through December 31, 2026. The principal on the Notes is repayable in cash in equal quarterly installments on the last business day of each calendar quarter commencing March 31, 2027 and continuing to the Maturity Date.

The Company may, at its option on the last business day of a calendar quarter commencing December 31, 2026, voluntarily prepay the Notes in their entirety by paying the then outstanding principal balance and all accrued interest on the Notes, subject to a prepayment fee equal to 1.5% of the then outstanding principal balance if the Notes are prepaid on or after December 31, 2026 but before December 31, 2027, with no prepayment fee applicable to such prepayments on or after December 31, 2027. The prepayment fee, if any, is payable in Prepayment Warrants as described below, and not in cash, that will vest in the event of a voluntary prepayment.

In addition, the Loan Agreement mandates the prepayment of the Notes in the event of (A) an equity financing of at least $5 million, (B) certain changes in control as defined in the Loan Agreement, or (C) a default by the Company. In the event of such an equity financing or change in control, the Company has agreed to repay the Notes in their entirety by paying the then outstanding principal balance and all accrued interest on the Notes, subject to a prepayment fee equal to 2.75% of the then outstanding principal balance if such event occurs before December 31, 2026 and 1.5% of the then outstanding principal balance if such event occurs on or after December 31, 2026 but before December 31, 2027, with no prepayment fee applicable if such event occurs on or after December 31, 2027. In the event of a default, the Company has agreed to repay the Notes in their entirety by paying the then outstanding principal balance and all accrued interest on the Notes, subject to a prepayment fee equal to 2.75% of the then outstanding principal balance. The prepayment fee, if any, is payable in Prepayment Warrants as described below, and not in cash, that will vest in the event of a mandatory prepayment.

The Notes are secured by a lien upon and security interest in all of the Company’s assets, including intellectual property.

The Loan Agreement contains customary representations, warranties, and covenants.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

On January 23, 2026, the closing date of the Initial Funding, and pursuant to the Loan Agreement, the Company issued to each Lender warrants, some of which are subject to vesting provisions, to purchase shares of the Company’s common stock and agreed to issue additional warrants to purchase shares of the Company’s common stock as payment for accrued interest under the Notes.

The warrants issued by the Company at the closing of the Initial Funding consisted of:  (i) warrants representing a fee of 0.75% of each Lender’s commitment pursuant to the Loan Agreement (the “Commitment Warrants”); (ii) warrants representing a fee of 1.0% of each Lender’s loan amount in the Initial Funding (the “Origination Initial Warrants”); (iii) warrants representing 20% coverage of each Lender’s loan amount in the Initial Funding (the “Capital Initial Warrants”); (iv) warrants representing a fee of 1.25% of each Lender’s loan commitment amount, if any, in a Second Funding, vesting on September 30, 2026 only upon the occurrence of a Second Funding (the “Origination Second Warrants”); (v) warrants representing 25% coverage of each Lender’s loan commitment amount, if any, in a Second Funding, vesting on September 30, 2026 only upon the occurrence of a Second Funding (the “Capital Second Warrants”); and (vi) warrants representing a fee, if any, vesting only in the event of a voluntary or mandatory prepayment as described above and at a percentage as described above of each Lender’s then outstanding principal balance (the “Prepayment Warrants”). In addition, warrants are issuable by the Company at the Maturity Date (or earlier upon voluntary or mandatory prepayment as described above) as payment for accrued interest on the Notes (the “Interest Warrants”).

Except as described above, each of the warrants issued and issuable under the Loan Agreement contains similar material terms. The exercise price of each of the warrants is $1.50 per share of the Company’s common stock. The determination of the number of shares issuable upon exercise of each of the warrants is calculated based upon the same $1.50 exercise price. Each of the warrants contains provisions for anti-dilution and certain other adjustments, such as due to stock dividends, stock splits, and reverse stock splits. The expiration date of each warrant is January 23, 2031 (the "Expiration Date"), which is five years from the closing date of the Initial Funding. Subject to the vesting provisions described above, each of the warrants is exercisable at any time, or from time to time up to and including the Expiration Date, by (a) making a cash payment equal to the exercise price multiplied by the quantity of shares, or (b) on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the warrant, provided that the shares issuable upon exercise are not registered for sale under the Securities Act of 1933, as amended (the “Securities Act”).

Accordingly, upon the Initial Funding on January 23, 2026, the Company issued:  (i) Commitment Warrants immediately exercisable for an aggregate of 8,000 shares; (ii) Origination Initial Warrants immediately exercisable for an aggregate of 6,667 shares; (iii) Capital Initial Warrants immediately exercisable for an aggregate of 133,333 shares; (iv) Origination Second Warrants, vesting upon a Second Funding, exercisable for an aggregate of 5,000 shares; (v) Capital Second Warrants, vesting upon a Second Funding, exercisable for an aggregate of 100,000 shares, and (vi) Prepayment Warrants, vesting upon a voluntary or mandatory prepayment event as described above, exercisable for an aggregate of up to 29,332 shares. In addition, the Company has agreed to issue Interest Warrants at the Maturity Date (or earlier upon voluntary or mandatory prepayment as described above) immediately then exercisable for an aggregate of up to 226,000 shares representing the maximum amount of $1.6 million potentially funded under the notes and then repaid by the Maturity Date per the terms of the Loan Agreement.

As a party to the Loan Agreement, Mr. Pittman, a member of the Board of Directors of the Company and a more than 10% beneficial owner of the Company’s common stock, was among the Lenders to whom the Company agreed to issue warrants. In particular, Mr. Pittman was issued upon the Initial Funding on January 23, 2026:  (i) a Commitment Warrant exercisable for 2,050 shares; (ii) an Origination Initial Warrant exercisable for 1,333 shares; (iii) a Capital Initial Warrant exercisable for 26,667 shares; (iv) an Origination Second Warrant exercisable, subject to vesting as described above, for 1,750 shares; (v) a Capital Second Warrant exercisable, subject to vesting as described above, for 35,000 shares; and (vi) a Prepayment Warrant exercisable, subject to vesting as described above, for up to 7,516 shares. In addition, an Interest Warrant exercisable for up to 55,100 shares is issuable to Mr. Pittman at the Maturity Date (or earlier upon voluntary or mandatory prepayment as described above).

As a party to the Loan Agreement, Mr. Jacobs, a more than 5% beneficial owner of the Company’s common stock, was among the Lenders to whom the Company agreed to issue warrants. In particular, Mr. Jacobs was issued upon the Initial Funding on January 23, 2026:  (i) a Commitment Warrant exercisable for 1,500 shares; (ii) an Origination Initial Warrant exercisable for 2,000 shares; (iii) a Capital Initial Warrant exercisable for 40,000 shares; and (iv) a Prepayment Warrant exercisable, subject to vesting as described above, for up to 5,500 shares. In addition, an Interest Warrant exercisable for up to 48,000 shares is issuable to Mr. Jacobs at the Maturity Date (or earlier upon voluntary or mandatory prepayment as described above).

The warrants, and shares of the Company’s common stock issuable upon exercise, as described above were offered and sold, or will be offered and sold, by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the Commitment Warrants, Origination Initial Warrants, and Capital Initial Warrants (together, the “Initial Warrants”) does not purport to be complete and is qualified in its entirety by reference to the text of the form of Initial Warrants, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Origination Second Warrants and Capital Second Warrants (together, the “Second Warrants”) does not purport to be complete and is qualified in its entirety by reference to the text of the form of Second Warrants, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Prepayment Warrants and Interest Warrants does not purport to be complete and is qualified in its entirety by reference to the text of the form of Prepayment Warrants and form of Interest Warrants, which are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02   Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the Commitment Warrants, Origination Initial Warrants, Capital Initial Warrants, Origination Second Warrants, Capital Second Warrants, Prepayment Warrants, and Interest Warrants, and the shares of the Company’s common stock underlying all such warrants, have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.          Description

4.1                        Form of Initial Warrants
4.2                        Form of Second Warrants
4.3                        Form of Prepayment Warrants
4.4                        Form of Interest Warrants
10.1                      Loan and Security Agreement, dated as of January 21, 2026
104                       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive and Chief Financial Officer

Date: January 26, 2026